UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-5050	36-2257936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue Melrose Park, Illinois	60160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2005, the Company amended the employment agreement dated December 6, 2004 with Leonard H. Lavin, Chairman Emeritus and a director of the Company. The amendment provides for the Company to report Mr. Lavin’s use of the corporate airplane as wages for tax purposes computed at the applicable Standard Industry Fare Level rate pursuant to Internal Revenue Service regulations.

The 1994 Shareholder Value Incentive Plan was amended effective April 28, 2005. For grants made after April 28, 2005, participants owning a dollar value of Alberto-Culver Company common stock that is less than the ownership guideline established for the participant by the Compensation and Leadership Development Committee of the Board of Directors (“Ownership Threshold”), shall be required to receive 100% of their award, if any, less applicable withholding taxes, in Alberto-Culver Company common stock. Previously, participants owning less than their Ownership Threshold were required to receive at least 50% of their award, if any, less applicable withholding taxes, in Alberto-Culver Company common stock. The amendment does not change the terms of previous grants.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 28, 2005, Alberto-Culver Company issued a press release announcing its financial results for the second fiscal quarter ended March 31, 2005. The full text of the press release is attached hereto as Exhibit 99.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

Number	Description

10 (a)	Amendment dated April 27, 2005 to employment agreement with Leonard H. Lavin

10 (b)	Amendment to the 1994 Shareholder Value Incentive Plan dated April 28, 2005

99	Press Release dated April 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel
William J. Cernugel
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

April 28, 2005